UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 9, 2016

WEIGHT WATCHERS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16769	11-6040273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Avenue of the Americas, 6th Floor New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer and Director

On September 12, 2016, Weight Watchers International, Inc. (the “Company”) announced that James R. Chambers notified the board of directors of the Company (the “Board”) of his resignation as a director of the Company, effective September 11, 2016, and as Chief Executive Officer of the Company, effective September 30, 2016, in order to pursue other opportunities. Mr. Chambers will remain employed with the Company as a special advisor until December 31, 2016.

Appointment of Director

On September 12, 2016, the Company announced that, effective September 12, 2016, Thilo Semmelbauer was appointed as a Class III director of the Company. Mr. Semmelbauer’s term will expire in 2019, subject to his election by the Company’s shareholders at the Company’s 2017 annual meeting of shareholders as required under the laws of the Commonwealth of Virginia.

Mr. Semmelbauer will receive the Company’s standard compensation provided to all the Company’s non-employee directors for service on the Board (currently $75,000 per annum, payable quarterly, half in cash and half in the Company’s common stock, no par value per share (the “Common Stock”)), and such amounts shall be prorated with respect to 2016 based on his only serving on the Board as of the third fiscal quarter of 2016. Mr. Semmelbauer will also receive the standard grant of Common Stock (currently 1,000 shares per annum) that is granted on December 15th of each fiscal year. All shares of Common Stock granted to a director are subject to transfer restrictions such that the shares cannot be sold or transferred until the director is no longer serving on the Board.

Appointment of Interim Office of the Chief Executive Officer

On September 12, 2016, the Company announced that, effective September 12, 2016, the Company has established the Interim Office of the Chief Executive Officer and appointed Nicholas P. Hotchkin, the Company’s Chief Financial Officer, Christopher J. Sobecki, a director of the Company, and Mr. Semmelbauer as members of such office, to serve on an interim basis until such time as the Company appoints Mr. Chambers’ successor. Biographical information for each of Messrs. Hotchkin, Sobecki and Semmelbauer is set forth below:

Nicholas P. Hotchkin. Mr. Hotchkin, age 50, has served as the Company’s Chief Financial Officer since August 2012. Prior to joining the Company, Mr. Hotchkin had spent several years at Staples, Inc., a global leader in the office supply industry. Most recently, Mr. Hotchkin served as Senior Vice President of Finance for the U.S. Retail division of Staples based in Massachusetts, a position he held from May 2010 to August 2012. Before assuming that position, he had been Senior Vice President of Finance and Treasurer of Staples, a position he held from November 2006 to April 2010. Prior to joining Staples, Mr. Hotchkin held several corporate finance positions with Delphi Corporation and General Motors Corporation including assignments in the United States, Asia and Europe. Mr. Hotchkin received a B.A. in Economics from Harvard College and an M.B.A. from the Harvard Business School.

Christopher J. Sobecki. Mr. Sobecki, age 58, has been a director since the Company’s acquisition by Artal Luxembourg S.A. on September 29, 1999. Mr. Sobecki is a Managing Director of The Invus Group, LLC, which he joined in 1989. Mr. Sobecki is a director of Lexicon Pharmaceuticals, Inc. and a number of private companies of which Artal Group S.A. or Invus, L.P. are shareholders. He received an M.B.A. from the Harvard Business School and also obtained a B.S. in Industrial Engineering from Purdue University.

Thilo Semmelbauer. Mr. Semmelbauer, age 50, served as President and Chief Operating Officer of Shutterstock, Inc. from April 2010 – January 2015. Prior to joining Shutterstock, Mr. Semmelbauer served as Executive Vice President of TheLadders.com, Inc., a career management company, from June 2009 to March 2010. Prior to TheLadders, Mr. Semmelbauer was with Weight Watchers for eight years, serving as Global Chief Operating Officer from December 2006 to July 2008, Chief Operating Officer, North America, from March 2004 to December 2006, and Co-Founder and President of WeightWatchers.com from February 2000 to March 2004. Prior to Weight Watchers, Mr. Semmelbauer served as a Principal at The Boston Consulting Group. Mr. Semmelbauer holds an A.B. in engineering and computer science from Dartmouth College and a Master of Science in management and electrical engineering from Massachusetts Institute of Technology.

In connection with their part time service in the Interim Office of the Chief Executive Officer, each of Messrs. Sobecki and Semmelbauer will receive a base salary of $30,000 per month during the time of such service.

With respect to Mr. Sobecki, the information set forth on page 65 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 6, 2016 under the section entitled “Transactions with Related Persons and Certain Control Persons—Transactions with Related Persons—Registration Rights Agreement” is incorporated by reference herein.

Additional information about the management changes described above is included in the Company’s press release issued on September 12, 2016, which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Chambers’ Separation Agreement

On September 11, 2016, Mr. Chambers entered into a separation agreement with the Company (the “Separation Agreement”) in connection with his resignation. The material terms of the Separation Agreement are as follows: (i) continued receipt of his base salary at its current rate through September 30, 2016; (ii) receipt of base salary at a rate of $10,000 per month from October 1, 2016 through his December 31, 2016 departure date; (iii) continued participation in all employee benefit plans in which Mr. Chambers is currently participating through December 31, 2016; (iv) a lump-sum payment of $2,107,400 (representing one times his current base salary plus his target annual bonus) to be paid within 30 days following the re-execution by Mr. Chambers of a bring-down release (as further discussed below); (v) continued health coverage under Company-sponsored health plans at the Company’s expense for up to twelve (12) months following his departure date; (vi) reimbursement of up to $15,000 for reasonable legal fees and expenses incurred in connection with the negotiation of the Separation Agreement; and (vii) continued vesting in outstanding equity awards until December 31, 2016, after which all unvested equity awards will be forfeited. Mr. Chambers will have the right to exercise his vested options for up to 90 days following December 31, 2016, after which they will be canceled. Pursuant to the terms and conditions of his Company equity awards, Mr. Chambers is subject to non-competition, non-solicitation and confidentiality covenants. The confidentiality covenant has an indefinite term. The non-competition and non-solicitation covenants each have a term of twelve (12) months and will be deemed to commence as of September 30, 2016. In addition, in consideration for the payments and benefits provided for in the Separation Agreement, Mr. Chambers has executed a release of claims and has agreed to re-execute the release of claims as a bring-down release within 21 days of his December 31, 2016 departure date.

The Separation Agreement is filed as Exhibit 10.1 hereto and is hereby incorporated by reference.

Item 8.01.	Other Events.

A copy of the Company’s press release regarding the matters described above has been filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Separation Agreement, dated as of September 11, 2016, by and between Weight Watchers International, Inc. and James R. Chambers

99.1	Press Release dated September 12, 2016

99.2	The section entitled “Transactions with Related Persons and Certain Control Persons—Transactions with Related Persons—Registration Rights Agreement” appearing on page 65 of the Company’s Definitive Proxy Statement on Schedule 14A filed on April 6, 2016 is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIGHT WATCHERS INTERNATIONAL, INC.

DATED: September 12, 2016	By:	/s/ Michael F. Colosi

	Name:	Michael F. Colosi
	Title:	General Counsel and Secretary

Exhibit Index

Exhibit	Description

10.1	Separation Agreement, dated as of September 11, 2016, by and between Weight Watchers International, Inc. and James R. Chambers

99.1	Press Release dated September 12, 2016

99.2	The section entitled “Transactions with Related Persons and Certain Control Persons—Transactions with Related Persons—Registration Rights Agreement” appearing on page 65 of the Company’s Definitive Proxy Statement on Schedule 14A filed on April 6, 2016 is incorporated by reference herein.